EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 4, 2008 relating to the consolidated financial statements and financial statement schedule, which appears in lululemon athletica inc.’s Annual Report on Form 10-K for the year ended February 3, 2008. We also consent to the references to us under the headings “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Vancouver, B.C.
July 31, 2008